Exhibit 5.1

LEDGEWOOD, P.C.
Two Commerce Square
2001 Market Street, Suite 3400
Philadelphia, PA 19103

June 8, 2018

The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

Ladies and Gentlemen:

We have acted as counsel to The Bancorp, Inc., a Delaware corporation ("Bancorp"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,700,000 shares of common stock, par value $1.00 of Bancorp (the "Common Shares") issuable in connection with The Bancorp, Inc. 2018 Equity Incentive Plan (as amended, the "Plan").  In connection therewith, you have requested our opinion as to certain matters referred to below.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by Bancorp in connection with the registration of the Common Shares.  We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that when such Common Shares have been issued and delivered in accordance with the Registration Statement and the Plan, such Common Shares will be duly authorized and validly issued and such Common Shares will be fully paid and non-assessable.

This opinion is limited in all respects to federal laws, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the United States.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD
a professional corporation